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                                                                    Exhibit 23.4


                           CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and to the use of our audit report dated January 26, 1995, with respect to the consolidated financial statements of First Community Bankshares, Inc. and subsidiaries incorporated by reference in the Registration Statement (Form S-3) and related Prospectus of Community First Bankshares, Inc. for the registration of up to $150,000,000 of common stock, preferred stock and debt securities of the Company.

                                  Fortner, Bayens, Levkulich and Co., P.C.

Denver, Colorado
October 7, 1997